Exhibit 99.1

Comerica Bank - Texas: Capitalizing on our Strengths Chuck Gummer President & CEO, Texas Division

Safe Harbor Statement Any statements in this presentation and the oral statements relating to this presentation (the "Presentation") that are not historical facts are forward-looking statements as defined in the Private Securities Litigation Reform Act of 1995. Words such as "expect", "believe", "anticipate", "intend", "estimate", "project", "plan", "outlook", "may", "could", "would", and similar expressions are intended to identify forward-looking statements. These forward-looking statements are predicated on the beliefs and assumptions of Comerica's management as of the date of this Presentation and do not purport to speak as of any other date. Forward- looking statements may include descriptions of plans and objectives of Comerica's management for future or past operations, products or services, and forecasts of Comerica's revenue, earnings or other measures of economic performance, including statements of profitability, business segments and subsidiaries, estimates of credit trends and global stability. Such statements reflect the view of Comerica's management as of this date with respect to future events and are subject to risks and uncertainties. Should one or more of these risks materialize or should underlying beliefs or assumptions prove incorrect, the Company's actual results could differ materially from those discussed. Factors that could cause or contribute to such differences are changes in the pace of an economic recovery and related changes in employment levels, the effects of war and other armed conflicts or acts of terrorism, implementation of Comerica's strategies and business models, management's ability to maintain and expand customer relationships, changes in the accounting treatment of any particular item, the impact of regulatory examinations, changes in the businesses or industries in which Comerica has a concentration of loans, the anticipated performance of any new banking branches, the entry of new competitors in Comerica's markets, changes in the level of fee income, changes in applicable laws and regulations, including those concerning taxes, banking, securities and insurance, changes in trade, monetary and fiscal policies, including the interest rate policies of the Board of Governors of the Federal Reserve System, fluctuations in inflation or interest rates, changes in general economic conditions and related credit and market conditions and adverse conditions in the stock market. Comerica cautions that the foregoing list of factors is not exclusive. Forward-looking statements speak only as of the date they are made. Comerica does not undertake to update forward-looking statements to reflect facts, circumstances, assumptions or events that occur after the date the forward-looking statements are made. For any forward-looking statements made in this presentation or in any documents, Comerica claims the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995.

Focused Strategy Capitalize on opportunities for Growth Improve Balance of business mix Unique approach to Relationships Remain focused on Risk Management Hold ourselves Accountable

Long-Term Objectives

2004 Financial Performance Midwest & Other Markets Western Region Texas Florida East 0.56 0.31 0.11 0.02 Midwest & Other Markets 56% Western Region 31% Texas 11% Florida 2% Total Revenues: $2.7 billion* Midwest & Other Markets Western Region Texas Florida East 0.57 0.31 0.1 0.02 Midwest & Other Markets 57% Western Region 31% Texas 10% Florida 2% Net Income: $757 million** *Net of Finance / Other: ($218 MM) **Net of Finance / Other: ($182 MM)

GROWTH & BALANCE

Solid Base from which to Grow Texas FY 2004 Average Loans: $4.5 billion Business Bank Small Business & PFS Wealth & Institutional Mgmt 3.2 0.9 0.4 Business Bank 71% Small Business & PFS 20% Wealth & Institutional Mgmt 9% Business Segments Lines of Business *Specialty Businesses includes: Entertainment, Energy, Financial Services Group, Leasing & Technology & Life Sciences. Energy 14% Other 4%

Today's Presence: Planted in the Right Places ... Rank 13th in market share based on deposits with 49 branches* 3 new branches opened fourth quarter 2004 - Allen, Plano & Garland Key competitors: JPMorgan Chase/Bank One Bank of America Wells Fargo Wachovia Community Banks .. *Source: SNL Datasource as of June 30, 2004. Houston Dallas / Ft. Worth Austin

Compelling markets; compelling demographics We rank Harris, Dallas and Collin counties in the top 10% in the country Located in 7 of the nation's top 50 counties Increase branch density within existing markets - 5 expected to open in 2005 Market Opportunities

Market Size Provides Opportunities An urban focused strategy

Beyond Business Banking Small Business & Personal Financial Svcs $1.6 billion of traditional retail deposits* 189,000 small businesses within 3 miles of our existing branches; only 11,600 are customers Wealth & Institutional Management Building off solid base - Private Banking: $400 million deposits* $400 million loans* We estimate less than 16% of our business customers bank with us personally *Full-year 2004 averages.

Capitalize on Core Competencies Leverage business banking reputation Leverage existing customer base Strong benefits from branch expansion Deliver complete product set

RELATIONSHIPS

How We Do It Products and services of a big bank; personal touch of a small bank.

Building on Core Relationship Strengths

RISK MANAGEMENT

Superior Credit Performance Disciplined credit culture Experienced, tenured people Diversified business mix Low credit costs

ACCOUNTABILITY

Holding Ourselves Accountable Middle Market Lending Officers Small Business & Branch Officers Private Banking Officers Relationships / Officer Relationships / Officer Book Size / Officer Accounts / Relationship Sales and Referrals Total Book Growth Revenue / Relationship Sales Activities / Efficiencies Net New Sales Revenue / Officer Financial Management Revenue & Profit / Officer

Capitalizing on our Strengths to Achieve Greater Growth

It All Adds Up To ... Growth Balance Relationships Risk Management Accountability